UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

INSTITUTIONAL FINANCIAL MARKETS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on March 21, 2013, Star Asia Management Ltd. (“Star Asia Manager”) repurchased outstanding equity units in Star Asia Manager held by Star Asia Mercury LLC (formerly, Mercury Partners, LLC). Upon the completion of the repurchase, Star Asia Manager became an indirect wholly owned subsidiary of IFMI, LLC, the main operating subsidiary of Institutional Financial Markets, Inc., a Maryland corporation (the “Company”). This Form 8-K is being filed by the Company in order to disclose, in accordance with Rule 3-05 of Regulation S-X, certain financial statements of Star Asia Manager.

The audited financial statements of Star Asia Manager, including the balance sheets as of December 31, 2012 and 2011 and the related statements of income and retained earnings, and cash flows for the years ended December 31, 2012 and 2011 and notes thereto, are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

23.1*	Consent of independent Certified Public Accountants.

99.1*	The audited financial statements of Star Asia Management Ltd., including the balance sheets as of December 31, 2012 and 2011and the related statements of income and retained earnings, and cash flows for the years ended December 31, 2012 and 2011 and notes thereto.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTITUTIONAL FINANCIAL MARKETS, INC.

Date: May 23, 2013	By:	/s/ Joseph W. Pooler, Jr.
Joseph W. Pooler, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

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